Exhibit 1.1 EXECUTION VERSION OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) $350,000,000 5.900% Green First Mortgage Bonds, Series 2025A due 2055 _____________________________ Purchase Agreement January 22, 2025 J.P. Morgan Securities LLC As representative of the Purchasers named in Schedule I hereto 383 Madison Ave. New York, NY 10179 Ladies and Gentlemen: Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized under the laws of the State of Georgia (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom you are acting as representative (the “Representative”), an aggregate of $350,000,000 principal amount of the 5.900% Green First Mortgage Bonds, Series 2025A due 2055 (the “Securities”) of the Company to be issued pursuant to the Indenture, dated as of March 1, 1997 (the “Base Indenture”), made by the Company to U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended and supplemented through and including the Ninetieth Supplemental Indenture (the “Supplemental Indenture”) thereto, dated as of January 1, 2025 (the Base Indenture, as so amended and supplemented, the “Indenture”). 1. The Company represents and warrants to, and agrees with, each of the Purchasers that: (a) A preliminary offering memorandum, dated January 22, 2025 (the “Preliminary Offering Memorandum”), has been, and an offering memorandum, to be dated January 22, 2025 (the “Offering Memorandum”), will be, prepared in connection with the offering of the Securities. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Memorandum.” Any reference to the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such memorandum and incorporated by reference therein and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall

2 be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date, and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be included within the Exchange Act Reports). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Memorandum or the Offering Memorandum, when taken together with any amendments or supplements thereto, and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein, as identified in Section 9(a) hereof; (b) For the purposes of this Agreement, the “Applicable Time” is 3:45 p.m. (Eastern time) on the date of this Agreement; the Pricing Memorandum, as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)(x)) listed on Schedule II(b) hereto and each Permitted General Solicitation Material (as defined in Section 6(a)(i)(y)) listed on Schedule II(d) hereto does not conflict with the information contained in the Pricing Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document or Permitted General Solicitation Material in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein, as identified in Section 9(a) hereof;

3 (c) The documents incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (d) The financial statements and the related notes thereto included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum comply in all material respects with the applicable requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its subsidiaries, as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly the information required to be stated therein; and the financial information under the heading “SELECTED FINANCIAL DATA” included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum is presented fairly and has been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Pricing Disclosure Package and the Offering Memorandum. The financial and statistical information of each of the Company’s members contained in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 (the “Quarterly Report”), accurately reflect the information provided by each Member to the Company for inclusion in such Exhibit to the Quarterly Report; (e) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would have a material adverse effect on the general affairs, business, properties, management, financial position, patronage capital or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Offering Memorandum; and, since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum, there has not been any (i) decrease in the patronage capital, or (ii) increase in long-term debt of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure

4 Package and the Pricing Memorandum or as specified in the letter from Ernst & Young LLP provided pursuant to Section 8(d) hereof, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, patronage capital, margins or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Offering Memorandum; (f) The Company has good and marketable title to all real property and good title to all personal property comprising part of the Trust Estate (as defined in the Indenture), in each case, free and clear of all liens, encumbrances and defects except such as are described or referred to in the Pricing Disclosure Package and the Offering Memorandum, including such as are permitted under the Indenture, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company and included in the Trust Estate are held by them under valid, subsisting and enforceable leases with such exceptions as are described or referred to in the Pricing Disclosure Package and the Offering Memorandum, including such as are permitted under the Indenture, or are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company comprising part of the Trust Estate and subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); and no notice has been given to the Company by any governmental authority of any proceeding to condemn or otherwise acquire any of the property of the Company and, to the best of the Company’s knowledge, no such proceeding is contemplated; (g) The Company has been duly incorporated and is validly existing as an electric membership corporation in good standing under the laws of the State of Georgia; the Company has the power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and to execute, deliver and perform its obligations under this Agreement, the Indenture and the Securities, and has been duly qualified as a foreign corporation in each jurisdiction in which such qualification is required and is in good standing under the laws of each such jurisdiction, or is not subject to any material liability or disability by reason of the failure to be so qualified in any such jurisdiction; (h) The Securities have been duly authorized by the Company and, when executed, issued and delivered pursuant to this Agreement and the Indenture and paid for in accordance with the terms of this Agreement and authenticated in accordance with the terms of the Indenture, will have been validly executed, authenticated, issued and delivered and will constitute valid and binding obligations, enforceable in accordance with their terms, subject to the Enforceability Exceptions, and entitled to the benefits provided by the Indenture under which they are to be issued; the Indenture has been duly authorized and, when the Supplemental Indenture, which will be substantially in the form previously delivered to you, is executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject

5 to the Enforceability Exceptions; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum and the Securities will be in substantially the form previously delivered to you; (i) This Agreement has been duly authorized, executed and delivered by the Company; (j) The Exchange and Registration Rights Agreement to be dated as of the date of the Time of Delivery (the “Registration Rights Agreement”), which will be substantially in the form previously delivered to you, has been duly authorized, and as of the Time of Delivery (as defined herein), will have been duly executed and delivered by the Company, and will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions and to the extent that the indemnification provisions thereof may be limited by federal and state laws and public policy considerations; and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum; (k) The 5.900% Green First Mortgage Bonds, Series 2025A due 2055 (the “Exchange Securities”) to be offered in exchange for the Securities pursuant to the Registration Rights Agreement have been duly authorized by the Company and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the exchange offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Indenture; (l) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System; (m) Prior to the date hereof, neither the Company nor any of its affiliates has taken, directly or indirectly, any action which is designed to, or which might have reasonably been expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; (n) None of the offering, issue or sale of the Securities or the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, the Exchange Securities and this Agreement and the consummation of the transactions herein and therein contemplated and the application of the proceeds from the sale of the Securities as described under “USE OF PROCEEDS” in the Pricing Disclosure Package and the Offering Memorandum will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company

6 is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental authority having jurisdiction over the Company or any of its properties except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, patronage capital or results of operations of the Company or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”); (o) Assuming the accuracy and completeness of the representations and warranties and compliance with the agreements of the Purchasers in this Agreement, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental authority having jurisdiction over the Company or any of its properties is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the issuance of and exchange for the Exchange Securities, the Indenture or the Registration Rights Agreement, except for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers; (p) The Company is not (i) in violation of its Articles of Incorporation or Bylaws or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) above, for any such default that would not, individually or in the aggregate, have a Material Adverse Effect; (q) The statements set forth (A) in the Pricing Disclosure Package and the Offering Memorandum (i) under the heading “DESCRIPTION OF THE BONDS,” insofar as they purport to constitute a summary of the terms of the Securities, (ii) under the heading “SUMMARY OF THE FIRST MORTGAGE INDENTURE,” insofar as they purport to constitute a summary of certain provisions of the Indenture, and (iii) under the heading “SUMMARY OF CERTAIN PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT,” insofar as they purport to constitute a summary of certain provisions of the Registration Rights Agreement, are accurate summaries of such provisions and (B) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the headings “BUSINESS – OGLETHORPE POWER CORPORATION” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” insofar as they purport to constitute summaries of certain provisions of (i) the Indenture and (ii) the Amended and Restated Wholesale Power Contracts dated as of January 1, 2003, as amended by the First Amendment thereto dated as of June 1, 2005, and as further amended by the Second Amendment thereto dated as of November 15, 2023, constitute accurate summaries of such provisions;

7 (r) Other than as set forth in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that, individually or in the aggregate, if determined adversely to the Company would reasonably be expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the issuance or sale of the Securities pursuant to this Agreement; and, to the best of the Company’s knowledge no such inquiries, investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others; (s) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; (t) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or an entity controlled by an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); (u) Neither the Company nor any person acting on its behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act (other than by means of a Permitted General Solicitation, as defined below) or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restrictions” within the meaning of such Rule 902; (v) The Company has not, prior to the date hereof, made any offer or sale of any securities that would be integrated with the offer and sale of the Securities contemplated by this Agreement pursuant to the Securities Act or the interpretation thereof by the Commission. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act; (w) The Company maintains “internal control over financial reporting” (as defined in Rule 13 a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, the

8 Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company also maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting; (x) Since the date of the latest audited financial statements included in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; (y) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act; (z) Ernst & Young LLP, which has audited certain financial statements of the Company filed with the Commission and included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder; (aa) The Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, “Authorizations”) from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except as described in the Pricing Disclosure Package and the Offering Memorandum or where the failure to own, possess or obtain such Authorizations or make such declarations and filings would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any actual notice of any proceeding relating to revocation or modification of any such

9 Authorization, except as described in the Pricing Disclosure Package and the Offering Memorandum or where the revocation or modification of such Authorization would not, individually or in the aggregate, have a Material Adverse Effect; and the Company is in compliance with all Authorizations and laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect; (bb) There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company which are likely to have a Material Adverse Effect; (cc) The Indenture (excluding the Supplemental Indenture) constitutes, and when the Supplemental Indenture is executed and delivered by the Company and the Trustee and filed and recorded, the Indenture will constitute, a direct and valid lien upon all of the properties and assets of the Company specifically or generally described or referred to in the Indenture as being subject to the lien thereof, subject only to the exceptions referred to in the Indenture, and will create a similar lien upon all properties and assets acquired by the Company after the date hereof which are required to be subjected to the lien of the Indenture, when acquired by the Company, subject only to the exceptions referred to in the Indenture and free from all other prior liens, charges and encumbrances; the descriptions of all such properties and assets contained in the granting clauses of the Indenture are correct and adequate for the purposes of the Indenture; and the Indenture (excluding the Supplemental Indenture) has been duly recorded as a deed to secure debt, and any required filings (other than with respect to filing the Supplemental Indenture) with respect to personal property and fixtures subject to the lien of the Indenture have been duly made in each place in which such recording or filing is required to protect, preserve and perfect the lien of the Indenture; and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the filing of financing statements related thereto and similar documents and the issuance of the Securities (other than with respect to filing the Supplemental Indenture) have been paid; the Supplemental Indenture will be duly recorded or filed promptly after the Time of Delivery (as defined in Section 4(a)) in the real and personal property records in each place in which the Indenture (excluding the Supplemental Indenture) has been recorded or filed and in all other places required to protect, preserve and perfect the lien of the Indenture, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Supplemental Indenture will be paid; (dd) (i) None of the Company, its directors or officers, nor, to the best of the Company’s knowledge, any of its affiliates, agents or employees is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the USA PATRIOT ACT of 2001 and the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, “Anti-Terrorism Laws”); (ii) none of the Company, its directors or officers, nor, to the best of the Company’s knowledge, any of its affiliates, agents or employees is any of the following: (A) listed on the annex to, or subject to sanctions under the Executive Order; (B) owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to sanctions under, the Executive Order; (C) a

10 person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (D) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the Office of Foreign Asset Control (“OFAC”) or any list of Persons issued by OFAC pursuant to the Executive Order at its official website or any replacement website or other replacement official publication of such list; (iii) none of the Company, its directors or officers, nor, to the best of the Company’s knowledge, any of its affiliates, agents or employees (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in subsection (ii) above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (C) engages in or conspires to engage in any transaction that evades, or has the purpose of evading, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law; (iv) the use of the proceeds of the Securities will not violate any Anti-Terrorism Law; and (v) no action, suit or proceeding by or before any governmental authority involving the Company with respect to any Anti-Terrorism Law is pending or, to the knowledge of the Company, threatened; (ee) The Company, its directors, officers and employees and, to the knowledge of the Company, its affiliates and agents, are in compliance with any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, or any other applicable anti- bribery or anti-corruption law (collectively, “Anti-Corruption Laws”) in all material respects. No use of the proceeds of the Securities or other transaction contemplated by this Agreement will violate Anti-Corruption Laws; (ff) The Company (i) is in compliance with any and all applicable federal, state and local laws, regulations, orders, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received or obtained all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (gg) The Company has no subsidiaries with any material assets or liabilities; (hh) There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications; (ii) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

11 (jj) Except as described in the Pricing Disclosure Package or the Offering Memorandum or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i)(A) to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, equipment, technology or data, including the data of the Company’s Members, employees, suppliers, vendors and any third-party data, in each case, maintained, processed or stored by or on behalf of the Company (collectively, “IT Systems”) and (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other material compromise to its IT Systems; (ii) the Company is presently in compliance with all applicable laws, statutes, rules and regulations of any governmental or regulatory authority, internal policies and contractual obligations relating to the security of IT Systems and to the protection of such IT Systems from unauthorized use, access, misappropriation or modification; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices; and (kk) Assuming the accuracy and completeness of the representations and warranties and compliance with the agreement of the Purchasers in this Agreement, the offer, sale and delivery of the Securities by the Company to the Purchasers and the initial offer, sale and delivery of the Securities by the Purchasers, in each case in accordance with the arrangements relating to the offers, sales, and deliveries of the Securities contemplated by this Agreement, the Pricing Disclosure Package, the Offering Memorandum and the Indenture, are not required to be registered under the Securities Act and the Indenture is not required to be qualified under the Trust Indenture Act. 2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, jointly and severally, to purchase from the Company, at a purchase price of 98.734% of the principal amount thereof, plus accrued interest, if any, from January 27, 2025, to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto. 3. Upon the authorization by you of the release of the Securities, the Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company that: (a) It will sell the Securities only to (i) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or, (ii) upon the terms and conditions set forth in Annex I to this Agreement; and (b) It is an Institutional Accredited Investor (within the meaning of Rule 501 under the Securities Act). 4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company

12 (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representative, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty- four hours prior to the Time of Delivery (as defined below) at the office of Eversheds Sutherland (US) LLP, 999 Peachtree Street, NE, Atlanta, Georgia 30309 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on January 27, 2025, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”. (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by you pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close. 5. The Company agrees with each of the Purchasers: (a) To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Pricing Disclosure Package or the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof; (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) to file any general consent to service of process in any such jurisdiction and (iii) to subject itself to taxation in any such jurisdiction if it is not otherwise so subject; (c) To furnish the Purchasers with written and electronic copies of the Offering Memorandum and any amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or

13 omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may, from time to time, reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance; provided, however, the Company may, from time to time, inquire of you whether the Purchasers hold an unsold balance of the Securities, and, if you notify the Company that the Purchasers do not hold an unsold balance of the Securities, the obligation of the Company under this Section 5(c) shall terminate. (d) During the period beginning from the date hereof and continuing until the date that is 90 days after the Time of Delivery, not to offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to, any Securities, or any securities of the Company that are substantially similar to the Securities (other than the issuance of Exchange Securities pursuant to, or the filing of a registration statement pursuant to, the Registration Rights Agreement), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without your prior written consent; (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act; (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act or does not make voluntary filings pursuant to such Sections, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act; (g) Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities within the applicable time period prescribed by the Commission after the end of each fiscal year an annual report (including a balance sheet and statements of operations, changes in equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, within the applicable time period prescribed by the Commission after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available, upon request, to a holder of Securities consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; (h) During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities

14 Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Securities Act); (i) Not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act; (j) To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and (k) To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “USE OF PROCEEDS”. 6. (a) (i) The Company represents and agrees that, without the prior consent of the Representative, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no statement is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”); (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule II(d) (each such solicitation, a “Permitted General Solicitation”; each written general solicitation document listed on Schedule II(d), a “Permitted General Solicitation Material”); and (z) have not and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, and all such persons will implement the “offering restrictions” within the meaning of such Rule 902; (ii) each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities or any Permitted General Solicitation Material, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act (any such offer (other than any such term sheets and any Permitted General Solicitation Material), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and (iii) any Company Supplemental Disclosure Document, Purchaser Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which

15 has been consented to by the Company and the Representative, is listed as applicable on Schedule II(a), Schedule II(b) or Schedule II(c) hereto, respectively; 7. The Company covenants and agrees with the Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issuance of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Exchange Securities, the Blue Sky Memorandum, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities and exchange for the Exchange Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities or the Exchange Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) the fees and expenses of counsel to the Purchasers, (viii) all costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder or in connection herewith, which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make. 8. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, as of the date hereof and at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions: (a) Orrick, Herrington & Sutcliffe LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the date of the Time of Delivery, with respect to the matters reasonably requested by you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; (b) Eversheds Sutherland (US) LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, each dated the date of the Time of Delivery, in substantially the form provided to you. (c) Annalisa M. Bloodworth, Senior Vice President and General Counsel for the Company shall have furnished to you her written opinion, dated the date of the Time of Delivery, in form and substance satisfactory to you, to the effect that there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or

16 by any court or governmental authority, which to her knowledge, is pending or threatened against or affecting the Company which seeks to prevent or limit, or seeks fines, penalties or damages as a result of the transactions contemplated by the Pricing Disclosure Package or the Offering Memorandum or the validity or enforceability of this Agreement, the Indenture, the Securities or the Registration Rights Agreement; (d) On the date of the Offering Memorandum concurrently with the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you and counsel to the Purchasers; (e) (i) The Company has not sustained, since the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum there shall not have been any (A) decrease in the patronage capital or (B) increase in long-term debt of the Company or any of its subsidiaries, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package and Offering Memorandum, or as specified in the letter from Ernst & Young LLP provided pursuant to Section 8(d) hereof, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, or results of operations of the Company and its subsidiaries, other than as set forth or contemplated in the Pricing Disclosure Package and Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in each of the Pricing Disclosure Package and the Offering Memorandum; (f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; (g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a general moratorium on commercial banking activities declared by Federal, New York State or Georgia State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) any event or circumstance shall exist that either makes untrue or incorrect in any material respect any statement or information in the Pricing Disclosure Package and Offering Memorandum (other than any statement provided by you) or is not reflected in the Pricing Disclosure Package and Offering Memorandum but should be reflected therein in order to make the

17 statements therein, in the light of the circumstances under which they were made, not misleading and, in either such event, the Company refuses to permit the Pricing Disclosure Package and Offering Memorandum to be supplemented to supply such statement or information, or the effect of the Pricing Disclosure Package and Offering Memorandum as so supplemented is to materially adversely affect the market price or marketability of the Securities or the ability of the Purchasers to enforce contracts for the sale of the Securities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Pricing Disclosure Package and the Offering Memorandum; (h) The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company; (i) The Purchasers shall have received a certified copy of the Base Indenture and an executed original copy of the Supplemental Indenture; (j) The Securities shall be eligible for clearance and settlement through the facilities of DTC; and (k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein as of the date hereof and at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request. 9. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing

18 Disclosure Package, the Offering Memorandum or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information that the Purchasers through the Representative have furnished to the Company expressly for use therein are the statements set forth under the caption “PLAN OF DISTRIBUTION” in the Preliminary Offering Memorandum and the Offering Memorandum (such information being limited to (i) the second paragraph therein, (ii) the second sentence of the third paragraph therein, (iii) the third and fourth sentences of the seventh paragraph therein, (iv) the eighth paragraph therein, (v) the ninth paragraph therein, (vi) the sixteenth paragraph therein and (vii) the seventeenth paragraph therein). (b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto, or any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative expressly for use therein (as identified in Section 9(a) hereof); and each Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying person shall not relieve it from any liability that it may have under this Section 9, except to the extent it has been materially prejudiced (through the forfeiture of substantive legal rights or defenses) by such failure; and provided, further, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel

19 satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary or (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or

20 payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities initially purchased by it and resold to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act. 10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities. 11. If the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers, through you, for all reasonably incurred expenses approved in writing by you, including fees and disbursements of counsel, in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof. 12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you on behalf of you as the representative. 13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the representative in care of J.P. Morgan Securities LLC, 383 Madison Ave., New York, NY 10179, Attention: Investment Grade Syndicate Desk, Telephone (212) 834-4533; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9 hereof shall be delivered

21 or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. 14. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients. 15. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase. 16. Time shall be of the essence of this Agreement. 17. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. 18. (a) In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”), the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this

22 Agreement were governed by the laws of the United States or a state of the United States. (c) As used in this Section 18, the following terms have the following meanings: (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). (ii) “Covered Entity” means any of the following: (A) a “covered entity,” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank,” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI,” as that term is defined in, and interpreted in accordance with, 12. C.F.R. § 382.2(b). (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. 19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof. 20. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREUNDER. ANY DISPUTE RELATING HERETO MAY BE HEARD IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, AND THE PARTIES AGREE TO JURISDICTION AND VENUE THEREIN. 21. THE COMPANY AND EACH OF THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. 23. Notwithstanding anything herein to the contrary, the Company and the Company’s employees, representatives, and other agents are authorized to disclose to any and all

23 persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment. (Remainder of Page Intentionally Left Blank)

[Signature Page to Purchase Agreement] If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers and authorization to act hereunder is pursuant to the authority set forth in an Agreement among Purchasers, but without warranty on your part as to the authority of the signers thereto. Very truly yours, OGLETHORPE POWER CORPORATION (An Electric Membership Corporation) By: /s/ Elizabeth B. Higgins Name: Elizabeth B. Higgins Title: Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement] Accepted as of the date hereof: J.P. Morgan Securities LLC As representative of the Purchasers named in Schedule I hereto By: Robert Bottamedi Authorized Representative

Schedule I to Purchase Agreement SCHEDULE I Purchaser Principal Amount of Securities to be Purchased J.P. Morgan Securities LLC ..................................................................... $ 70,000,000 BofA Securities, Inc. ................................................................................ 70,000,000 RBC Capital Markets, LLC ........................................................................ 70,000,000 Mizuho Securities USA LLC ...................................................................... 29,750,000 Regions Securities LLC ............................................................................. 29,750,000 Truist Securities, Inc. ................................................................................ 29,750,000 U.S. Bancorp Investments, Inc. ................................................................ 29,750,000 Fifth Third Securities, Inc. ........................................................................ 10,500,000 Goldman Sachs & Co. LLC ........................................................................ 10,500,000 Total ..................................................................................... $ 350,000,000

Schedule II to Purchase Agreement SCHEDULE II (a) Additional Documents Incorporated by Reference: (i) None. (b) Company Supplemental Disclosure Documents: (i) Investor Presentation, dated January 22, 2025 (c) Purchaser Supplemental Disclosure Documents: (i) None. (d) Permitted General Solicitation Materials: (i) None.

Schedule III to Purchase Agreement SCHEDULE III PRICING TERM SHEET 5.900% Green First Mortgage Bonds, Series 2025A due 2055 Issuer: Oglethorpe Power Corporation (An Electric Membership Corporation) Security: 5.900% Green First Mortgage Bonds, Series 2025A due 2055 Placement: 144A/Reg S with registration rights Expected Ratings*: Moody’s: A3 (Stable) S&P Global Ratings: BBB+ (Stable) Fitch: BBB+ (Stable) Size: $350,000,000 Maturity Date: February 1, 2055 Treasury Benchmark: 4.250% due August 15, 2054 Treasury Price and Yield: Price: 90-30+ Yield: 4.828% Spread to Treasury: T + 110 basis points Re-offer Yield: 5.928% Price to Public: 99.609% Make-Whole Call: Treasury Rate (as defined in the Preliminary Offering Memorandum) + 20 basis points prior to August 1, 2054 Par Call: 100% any date on or after August 1, 2054 Coupon: 5.900% Interest Payment Dates: February 1 and August 1 of each year beginning August 1, 2025 Denominations: $2,000 and integral multiples of $1,000 thereof CUSIP: 144A: 677050 AX4 Reg S: U67685 AJ3 ISIN Number: 144A: US677050AX47 Reg S: USU67685AJ37 Trade Date: January 22, 2025 Expected Settlement Date**: January 27, 2025 (T+3) Initial Purchasers’ Discount: 0.875% Joint Book-Running Managers: J.P. Morgan Securities LLC (20.00%) BofA Securities, Inc. (20.00%) RBC Capital Markets, LLC (20.00%) Senior Co-Managers: Mizuho Securities USA LLC (8.50%) Regions Securities LLC (8.50%) Truist Securities, Inc. (8.50%)

Schedule III to Purchase Agreement U.S. Bancorp Investments, Inc. (8.50%) Co-Managers Fifth Third Securities, Inc. (3.00%) Goldman Sachs & Co. LLC (3.00%) * Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. ** It is expected that delivery of the Securities will be made against payment therefor on or about January 27, 2025, which will be the third business day following the date of the pricing of the Securities (“T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle no later than the first business day after the date of the trade, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities prior to the first business day preceding delivery of the Securities will be required, by virtue of the fact that the Securities initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Securities who wish to trade the Securities prior to the first business day preceding delivery of the Securities should consult their own advisor. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these bonds or the offering. Please refer to the Preliminary Offering Memorandum for a complete description. This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to Non-U.S. persons as defined under Regulation S. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No PRIIPs key information document or UK PRIIPs key information documents have been prepared as the bonds are not available to retail investors in the EEA or the United Kingdom, respectively. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex I to Purchase Agreement ANNEX I (1) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or, Rule 144A. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect: “The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.” Terms used in this paragraph have the meanings given to them by Regulation S. Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company. (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above. (3) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.